EXHIBIT 21
SUBSIDIARIES OF WESTLAKE *

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Names Doing Business

Axiall Canada, Inc.	Canada	Axiall Canada, Inc.

Axiall Corporation	Delaware	Axiall Corporation

Axiall Holdco, Inc.	Delaware	Axiall Holdco, Inc.

Axiall Limited Partnership	Ontario	Axiall Limited Partnership

Axiall Noteco, Inc.	Delaware	Axiall Noteco, Inc.

Axiall Taiwan Ltd.	Taiwan	Axiall Taiwan Ltd.

Axiall, LLC	Delaware	Axiall, LLC

DaVinci Roofscapes, L.L.C.	Kansas	DaVinci Roofscapes, L.L.C.

Eagle Natrium LLC	Delaware	Eagle Natrium LLC

Eagle Spinco Inc.	Delaware	Eagle Spinco Inc.

Eagle US 2 LLC	Delaware	Eagle US 2 LLC

North American Pipe Corporation	Delaware	North American Pipe Corporation and NAPCO

North American Specialty Products LLC	Delaware	North American Specialty Products LLC

Plastic Trends, Inc.	Michigan	Plastic Trends, Inc.

Rome Acquisition Holding Corp.	Nova Scotia	Rome Acquisition Holding Corp.

Rome Delaware Corp.	Delaware	Rome Delaware Corp.

Royal Building Products (USA) Inc.	Delaware	Royal Building Products (USA) Inc.

Royal Group, Inc./Groupe Royal, Inc.	Canada	Royal Group, Inc., Groupe Royal, Inc. Produits de Bâtiment Royal, Royal Building Products, Royal Building Solutions, Roytec Vinyl and NAPCO Royal Pipe & Fittings

Taiwan Chlorine Industries Ltd.	Taiwan	Taiwan Chlorine Industries Ltd.

Vinnolit Benelux-France B.V.B.A.	Dendermonde, Belgium	Vinnolit Benelux-France B.V.B.A.

Vinnolit GmbH & Co. KG	Ismaning, Germany	Vinnolit GmbH & Co. KG

Vinnolit Holdings GmbH	Ismaning, Germany	Vinnolit Holdings GmbH

Vinnolit Italia S.r.L.	Milan, Italy	Vinnolit Italia S.r.L.

Vinnolit Limited	United Kingdom	Vinnolit Limited

Vinnolit Monomer Geschäftsführungs GmbH	Ismaning, Germany	Vinnolit Monomer Geschäftsführungs GmbH

Vinnolit Treuhand GmbH	Ismaning, Germany	Vinnolit Treuhand GmbH

Westlake Chemical Finance Corporation	Delaware	Westlake Chemical Finance Corporation

Westlake Chemical Investments, Inc.	Delaware	Westlake Chemical Investments, Inc.

Westlake Chemical OpCo LP	Delaware	Westlake Chemical OpCo LP

Westlake Chemical Partners GP LLC	Delaware	Westlake Chemical Partners GP LLC

Westlake Chemical Partners LP	Delaware	Westlake Chemical Partners LP

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Westlake Compounds LLC	Delaware	Westlake Compounds LLC

Westlake Development Corporation	Delaware	Westlake Development Corporation

Westlake Germany GmbH & Co. KG	Germany	Westlake Germany GmbH & Co. KG

Westlake International Holdings Cooperatief U.A.	The Netherlands	Westlake International Holdings Cooperatief U.A.

Westlake International Holdings II C.V.	The Netherlands	Westlake International Holdings II C.V.

Westlake International I B.V.	The Netherlands	Westlake International I B.V.

Westlake International Services Corporation	Delaware	Westlake International Services Corporation

Westlake Longview Corporation	Delaware	Westlake Longview Corporation

Westlake Management Services, Inc.	Delaware	Westlake Management Services, Inc.

Westlake Olefins LLC	Delaware	Westlake Olefins LLC

Westlake Petrochemicals LLC	Delaware	Westlake Petrochemicals LLC

Westlake Polymers LLC	Delaware	Westlake Polymers LLC

Westlake Styrene LLC	Delaware	Westlake Styrene LLC

Westlake Switzerland GmbH	Switzerland	Westlake Switzerland GmbH

Westlake Vinyls Company LP	Delaware	Westlake Vinyls Company LP

Westlake Vinyl Corporation	Delaware	Westlake Vinyl Corporation

Westlake Vinyls, Inc.	Delaware	Westlake Vinyls, Inc.

WPT LLC	Delaware	WPT LLC

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*    Westlake has elected to omit the names of certain subsidiaries. None of the omitted subsidiaries, considered either alone or together with the other omitted subsidiaries of its immediate parent, constitutes a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.

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